Exhibit 99.1
PowerSecure Establishes PowerPackages Business Unit to Provide Utility
Partners an Efficient, Dependable Continuous Power Source for Customers
Wake Forest, N.C. — May 7, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today announced it has established a new business unit, PowerPackages, to provide utility partners an efficient, dependable continuous power source for customers. The business unit enables the Company to broaden its Interactive Distributed Generation® (IDG®) system capabilities by utilizing medium speed engine technology as the system’s power source. The Company’s IDG® systems have traditionally utilized high speed engines to generate power over shorter durations, including 1) delivering more efficient power during periods of peak electricity demand and 2) delivering backup power. By using medium speed engines, which can operate up to approximately 8,760 hours per year, PowerSecure’s IDG® systems can be utilized for applications requiring continuous power over long periods. The technology utilizes natural gas as its primary fuel, providing utilities and their customers with an efficient and environmentally friendly power supply.
The Company’s is establishing its PowerPackages business unit after completing a large project utilizing the technology in 2008. The Company has also acquired assets from a third party expert in medium speed engines, which will enable the design and production of these systems to be performed “in house” to maximize the benefit of PowerSecure’s proprietary methodologies and technology.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased to add this capability to our Interactive Distributed Generation® Business. After completing a large project in 2008 utilizing medium speed engines, we determined they are a strong fit for specific IDG® applications. Internationally this technology is widely used to deliver “base load” power to supplement less reliable electric grids, and it is increasingly being adopted in the U.S. for “intermediate power” applications because of its ability to cost-effectively deliver efficient power on a continuous basis. We believe the domestic market is significant, and we are optimistic that this enhanced capability will also lead us to international business opportunities.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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